UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.1)

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☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend ServisFirst Bancshares, Inc.’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 13, 2015, in order to correct the table containing the performance factors for our named executive officers included under the section entitled “Annual Short-Term Cash Incentive Compensation,” which was originally set forth on page 23 of the Proxy Statement. The mailing date of the Proxy Statement originally set forth on page 3 of the Proxy Statement is being updated to March 17, 2015. All other items of the Proxy Statement are incorporated herein by reference without changes. This Amendment No. 1 is being filed prior to the mailing of the Proxy Statement and, therefore, the Proxy Statement being mailed to stockholders of record as of March 9, 2015 will include the corrected table and will not separately include Amendment No. 1.

CHANGE TO PROXY STATEMENT

The table included in the Compensation Discussion and Analysis section of the Proxy Statement under the section entitled “Annual Short-Term Cash Incentive Compensation,” which was originally set forth on page 23 of the Proxy Statement, is amended to read in its entirety as follows:

Name	Performance Factor	Threshold	Target	Maximum	2014 Actual
		($ in thousands)
Foshee	Bank Net Income	$47,000	$49,300	$51,300	$51,949

Pouncey	Bank Net Income	$47,000	$49,300	$51,300	$51,949

	NPAs & ORE/Loans less than	1%	1%	1%	Less than 1%

	Watchlist Loans/Loans <5% at 12/31/14	5%	5%	5%	Less than 5%

Rushing	Correspondent Banking Net Income	$3,600	$3,750	$4,200	$4,417

	Correspondent Banking Deposit Growth	$25,000	$50,000	$60,000	$81,877

	Correspondent Banking Federal Funds Growth	$40,000	$50,000	$50,000	$79,735

Owens	Classified Items Coverage Ratio/Tier 1 Capital and ALLL	<20%	<15%	<10%	8.44%

	Nonperforming Assets/Total Loans and OREO	<90%	<80%	<70%	50%

	Net Credit Expenses	<.30 basis points	<.25 basis points	<.15 basis points	.204%

	Regulatory Compliance	Satisfactory	Satisfactory	Satisfactory	Satisfactory

	Average Loan Growth	$283,000	$389,000	$555,000	$500,000